EXHIBIT 21.1

COMPANY NAME	JURISDICTION OF CREATION
Corinthian Leasing Corporation	Delaware
D&B Europe Ltd.	England
D&B Group Holdings (UK) Ltd.	England
D&B Holdings (UK)	England
D&B Iberia Holdings BV	Netherlands
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	Peoples Republic of China
D&B Investors, LP	Delaware
D&B Property Holdings, Inc.	Delaware
D&B Singapore Pte. Ltd.	Singapore
Data House S.p.A.	Italy
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet B.V.	Netherlands
Dun & Bradstreet Belgium NV/SA	Belgium
Dun & Bradstreet C.I.S. (Russia)	Russia
Dun & Bradstreet Canada B.V.	Netherlands
Dun & Bradstreet Canada Holding, Ltd	Canada
Dun & Bradstreet Computer Leasing, Inc.	Delaware
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland GmbH	Germany/Delaware
Dun & Bradstreet Do Brasil, Ltda.	Brazil/Delaware
Dun & Bradstreet Espana S.A.	Spain
Dun & Bradstreet Finance, Ltd.	England
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet, Inc.	Delaware
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	Ireland
Dun & Bradstreet Limited	England
Dun & Bradstreet Marketing Services N.V.-S.A.	Belgium
Dun & Bradstreet Properties Ltd.	England
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Peru
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.p.A.	Italy
Dun & Bradstreet Unterstutzungskasse GmbH	Germany
Dun & Bradstreet Ventures, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VII Corporation	Delaware
Dunservices	France
DunsNet, Inc.	Delaware
Fillupar Leasing Partnership	Delaware

COMPANY NAME	JURISDICTION OF CREATION
Hoover’s, Inc.	Delaware
Ifico-Buergel AG	Switzerland
Italservice S.p.A.	Italy
Miami International Ltd.	England
Nordic Cluster Norway AS	Norway
Palmetto Assurance Ltd.	Bermuda
RDS Ricerca Dati Servize R.r.l.	Italy
Ribes Spa	Italy
Stubbs (Ireland) Ltd.	England
The D&B Companies of Canada Ltd.	Canada
The Dun & Bradstreet Corporation Foundation (non-profit)	Delaware
Who Owns Whom Ltd.	England